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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       OXBORO MEDICAL INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Minnesota                                41-1391803
             -------------                            -------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

       13828 Lincoln Street NE
         Ham Lake, Minnesota                                        55304
       -----------------------                                   ----------
(Address of principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:   None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

 Securities Act registration statement file number to which this form relates:

                                    333-83469

        Securities to be registered pursuant to Section 12(g) of the Act:

                                    Warrants
                                    --------
                                 Title of Class

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                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     On July 22, 1999, the Issuer, Oxboro Medical International, Inc., filed a Registration Statement on Form S-3 (File No. 333-83469) with the Securities and Exchange Commission to register (i) rights to purchase shares of Common Stock and Warrants, (ii) shares of its Common Stock, having $.01 par value per share, to be issued upon exercise of the rights, (iii) one-year Warrants exercisable for purchase of Common Stock (the "Warrants"), and (iv) shares of Common Stock of the Issuer underlying the Warrants. Each Warrant is exercisable from and after the date of issuance for purchase of one share of Common Stock of the Issuer at an exercise price of $2.75 per Warrant. Each Warrant expires one year from the date of issuance. The Issuer's Registration Statement, as amended, the related Prospectus dated September 1, 1999, as filed pursuant to Rule 424(b), and the Prospectus Supplement dated October 5, 1999, are deemed to be incorporated by reference herein with respect to the Warrants.

Item 2.  EXHIBITS.

         The following exhibits are incorporated by reference to the respective Exhibits of the same number in Oxboro's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 22, 1999 and as subsequently amended:

     3(a)         Articles of Incorporation of Oxboro, as amended
     3(b)         Bylaws of Oxboro, as amended
                  on the effective date of the offering
     4(e)         Form of Warrant Certificate


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         OXBORO MEDICAL INTERNATIONAL, INC.


Dated: November 16, 1999                  By   /s/ Matthew E. Bellin
                                            -----------------------------------
                                                   Matthew E. Bellin, President


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